                                                                    Exhibit 10.6


                                                    American National Bank
                                                    and Trust Company of Chicago

================================================================================
                             DEMAND NOTE UNSECURED
================================================================================

$3,000,000.00                 Chicago, Illinois                   April 30, 1997
                                                                   Due On Demand

     FOR VALUE RECEIVED, the undersigned (jointly and severally if more than one) ("Borrower"), promises to pay to the order of American National Bank and Trust Company of Chicago ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of THREE MILLION AND NO/100 DOLLARS, or such lesser principal sum as may then be owed by Borrower to Bank hereunder.

     Borrower's obligations and liabilities to Bank under this Note ("Borrower's Liabilities") shall be payable ON DEMAND.

     This Note restates and replaces a Demand Note (Unsecured) in the principal amount of $3,000,000.00, dated April 24, 1996 executed by Borrower in favor of Bank (the "Prior Note") and is not a repayment or novation of the Prior Note.

     The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid, computed as follows: at LIBOR plus 168 basis points, as set forth in the attached London Interbank Offered Rate Borrowing Agreement, as amended from time to time, by and between Borrower and Bank; provided, however, that in the event that any of Borrower's Liabilities are not paid on demand, the unpaid amount of Borrower's Liabilities shall bear interest after the demand date until paid at a rate equal to the sum of the rate that would otherwise be in effect plus 3%.

     The rate of interest to be charged by Bank to Borrower shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate, whichever is applicable.

     Accrued interest shall be payable by Borrower to Bank on the same day of month and at maturity, commencing with the last day of May, 1997 or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

     Any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

     Upon demand, all of Borrower's Liabilities shall be immediately due and payable. All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this

                                                                    Exhibit 10.6


Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extend permitted by law).

     Borrower agrees to pay, immediately upon demand by Bank, any and all costs, fees and expenses (including reasonable attorney's fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note or Borrower's Liabilities, and to the extent not paid the same shall become part of Borrower's Liabilities.

     This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at Bank's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     Advances under this Note may by made by Bank upon oral or written request of any person authorized to make such requests on behalf of Borrower ("Authorized Person"). Borrower agrees that Bank may act on requests which Bank in good faith believes to be made by an Authorized Person, regardless of whether such requests are in fact made by an Authorized Person. Any such advance shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower does hereby irrevocably confirm, ratify and approve all such advance by Bank and agrees to indemnify Bank against any and all losses and expenses (including reasonable attorney's fees) and shall hold Bank harmless with respect thereto.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLVE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR

                                                                    Exhibit 10.6


ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                        "BORROWER"

3040 West Salt Creek Lane               Market Facts, Inc.
-------------------------               a Delaware corporation
Arlington Heights, Illinois 60005
---------------------------------
Address


                                        BY:  /signed/  Timothy J. Sullivan
                                             -----------------------------------
                                        Timothy J. Sullivan, Senior Vice
                                          President/Treasurer

                                                                    Exhibit 10.6


               LONDON INTERBANK OFFERED RATE BORROWING AGREEMENT
               -------------------------------------------------

     THIS LONDON INTERBANK OFFERED RATE ("LIBOR") BORROWING AGREEMENT (this "Agreement"), dated as of the 30th date of April, 1997 by and between American National Bank and Trust Company of Chicago ("Bank"), a national banking association with its principal place of business at 33 North LaSalle Street, Chicago, Illinois 60690, and Market Facts, Inc. ("Borrower"), a Delaware corporation with its principal place of business at 3040 West Salt Creek Lane, Arlington Heights, Illinois 60005, has reference to the following facts and circumstances:

     A. Borrower has requested and Bank has agreed to extend an interest rate option of 1.68% per annum in excess of the LIBOR; and

     B. Borrower has executed a Demand Note (Unsecured) dated April 30, 1997, in the amount of $3,000,000.00 in favor of Bank, including amendments, modifications, extensions, renewals or replacements thereof (the "Note") which reflects the LIBOR option.

     NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

                           1.  DEFINITIONS AND TERMS
                               ---------------------

     1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this
Agreement:

          (a) "Amortization Date": the dates specified in the Note when principal payments are due.

          (b) "Borrowing": any portion of Borrower's liabilities bearing interest at LIBOR.

          (c) "Business Day": any day on which Bank is open for regular business.

          (d) "Event of Default": the definition ascribed to this term in the Note.

          (e) "Interest Period": the period commencing on the date a LIBOR Loan is made and ending , as the Borrower may select, up to 90 days thereafter.

          (f) "LIBOR Loans": any principal portion of Borrower's liabilities bearing interest at LIBOR.

          (g) "LIBOR Margin": 1.68%

          (h) "Maturity Date": the date specified in the Note upon which Borrower's liabilities are due and payable in full.

                                                                    Exhibit 10.6


     1.2 Any terms or phrases not specifically defined in this Agreement shall have the meanings ascribed to them in the Note.

                          2.  MANNER OF LIBOR ELECTION
                              ------------------------

     2.1 Borrower may elect to cause all or a portion of the principal outstanding on the Notes to bear interest at a daily rate equal to the daily rate equivalent of 1.68% in excess of LIBOR, subject to the following conditions:

     (a) Not more than five (5) nor less than two (2) Business Days prior to the requested date of any LIBOR Borrowing, Borrower shall deliver to Bank an irrevocable written or telephone notice setting forth the requested date and amount of such Borrowing (which amount shall not be less than $500,000.00 and, if in excess of $500,000.00, shall be in integral multiples of $50,000.00) and the requested Interest Period of such Borrowing;

     (b) The LIBOR used in computing the interest rate applicable to such Borrowing shall be the LIBOR as quoted by Bank to Borrower as being in effect for the date of such Borrowing plus the LIBOR Margin, computed on the basis of a 360-day year and actual days elapsed, and shall be fixed for the requested period of such Borrowing:

     (c) Such Borrowing may not be prepaid prior to the expiration of the requested Interest Period of such Borrowing and shall be repaid in full on the last day of the requested Interest Period of such Borrowing:

     (d) With respect to any Borrowing of LIBOR Loans, Borrower may not select an Interest Period that extends beyond the Maturing Date of the Note; and

     (e) With respect to any Borrowing of LIBOR Loans under the Note, Borrower may not select an Interest Period that extends beyond any Amortization Date unless, after giving effect to such requested Borrowing, the aggregate unpaid principal amount of such Loans having Maturing Dates after such Amortization Date does not exceed the aggregate principal amount of the Note scheduled to be outstanding after such Amortization Date.

     2.2 In the event Borrower fails to give notice pursuant to Section 2.1(a) above of the reborrowing of the principal amount of any maturing LIBOR Borrowing and has not notified the Bank by 10:00 a.m. (Chicago time) on the day such Borrowing matures that it intends to renew such Borrowing, then Borrower shall be deemed to have requested a Borrowing of Base or Prime Rate Loans (as defined in the Note) on such day in the amount of the maturing Borrowing.

                             3.  GENERAL PROVISIONS
                                 ------------------

     3.1 Funding Indemnity. In the event Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or

                                                                    Exhibit 10.6


maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

     (a) any payment or prepayment of a LIBOR Loan on a date other than the last day of its Interest Period,

     (b) any failure by Borrower to borrow a LIBOR Loan on the date specified in a notice given pursuant to Section 2.1 hereof,

     (c) any failure by Borrower to make any payment of principal on any LIBOR Loan when due (whether by acceleration or otherwise), or

     (d) any acceleration of the maturity of a LIBOR Loan as a result of the occurrence of any Event of Default,

then, upon the demand of Bank, Borrower shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation, it shall provide to Borrower a certificate executed by an officer of Bank setting forth the amount of such loss, cost of expense in reasonable detail (including an explanation of the basis for the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

     3.2 Availability of LIBOR Loans. If Bank determines that maintenance of its Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if Bank determines that deposits of a type and maturity appropriate to match fund LIBOR Loans are not available to it then Bank shall forthwith give notice thereof to Borrower, whereupon, until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make LIBOR Loans shall be suspended.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                        Market Facts, Inc.
                                        a Delaware corporation

                                        BY:  /signed/ Timothy J. Sullivan
                                             -----------------------------------
                                        Timothy J. Sullivan, Senior Vice
                                          President/Treasurer

     Accepted this 30th day of April, 1997 at Bank's principal place of business in the City of Chicago, State of Illinois.

                                        AMERICAN NATIONAL BANK AND TRUST
                                          COMPANY OF CHICAGO

                                        BY:  /signed/ Peter M. LeSuer
                                             -----------------------------------

                                        ITS:  Vice President
                                             -----------------------------------